UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  09/23/2013

APPLE INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-10030

CA	94-2404110
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1 Infinite Loop, Cupertino, CA 95014
(Address of principal executive offices, including zip code)

(408) 996-1010
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

On September 23, 2013, Apple Inc. (the "Company") announced that it has sold over nine million new iPhone 5s and iPhone 5c models, just three days after the launch of the new iPhones on September 20.

Apple expects total company revenue for the fourth fiscal quarter to be near the high end of the previously provided range of $34 billion to $37 billion, and expects gross margin to be near the high end of the previously provided range of 36% to 37%.

The foregoing contains forward-looking statements about the Company's estimated revenue and gross margin for the fiscal quarter ending September 28, 2013. These statements involve risks and uncertainties, and actual results may differ. Risks and uncertainties include without limitation those identified in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of the Company's public reports filed with the SEC, including the Company's Form 10-K for the fiscal year ended September 29, 2012, and its Forms 10-Q for the first three quarters of fiscal year 2013. The Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLE INC.

Date: September 23, 2013	By:	/s/ Peter Oppenheimer
Peter Oppenheimer
Senior Vice President, Chief Financial Officer